                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SPSS Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 of SPSS Inc., of our report dated March 16, 2005, with respect to the consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the year ended December 31, 2004, and the related consolidated financial statement schedule, which report appears in the Annual Report on Form 10-K of SPSS Inc. for the year ended December 31, 2006, and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG LLP

Chicago, Illinois
June 15, 2007